EXHIBIT 5.1

             Opinion of Malizia, Spidi, Sloane & Fisch, P.C. as to
               the validity of the Common Stock being registered


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                      MALIZIA, SPIDI, SLOANE & FISCH, P.C.
                                Attorneys at Law
                               One Franklin Square
                               1301 K Street, N.W.
                                 Suite 700 East
                             Washington, D.C. 20005
                            Telephone: (202) 434-4660
                           Telecopier: (202) 434-4661



Board of Directors
Virginia Beach Federal Financial Corporation
Pavilion Center Office
2101 Parks Avenue
Virginia Beach, Virginia  23451

      RE:  Virginia Beach Federal Financial Corporation
             Registration Statement on Form S-3

Board Members:

      We have acted as special counsel to Virginia Beach Federal Financial Corporation, a Commonwealth of Virginia corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the "Registration Statement") under the Securities Act of 1933, as amended, relating to 50,000 shares of common stock, par value $.01 per share (the "Common Stock") of the Company which are to be issued pursuant to the Company's Dividend Reinvestment Plan (the "Plan"), as more fully described in the Registration Statement. You have requested the opinion of this firm with respect to certain legal aspects of the proposed offering.

      We have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion and based thereon, we are of the opinion that the Common Stock when issued pursuant to and in accordance with the terms of the Plan will be duly and validly issued, fully paid and nonassessable.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-3 and to references to our firm included under the caption "Validity of Common Stock" in the Prospectus which is part of the Registration Statement.

                                     Sincerely,


                                     /s/Malizia, Spidi, Sloane & Fisch, P.C.
                                     Malizia, Spidi, Sloane & Fisch, P.C.

Washington, D.C.
February 26, 1997